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                                                                    EXHIBIT 10.3

                             INTERCREDITOR AGREEMENT

            This INTERCREDITOR AGREEMENT, is dated as of December 18, 2003, and entered into by and among AMERICAN REPROGRAPHICS COMPANY, L.L.C., a California limited liability company (the "COMPANY"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), in its capacity as collateral agent for the First Lien Obligations (as defined below, including its successors and assigns from time to time (the "FIRST LIEN COLLATERAL AGENT"), and GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), in its capacity as collateral agent for the Second Lien Obligations (as defined below, including its successors and assigns from time to time (the "SECOND LIEN COLLATERAL AGENT"). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

                                    RECITALS

            WHEREAS, the Company, American Reprographics Holdings, L.L.C. ("HOLDINGS"), certain Subsidiaries of Company, the lenders party thereto, GSCP, as Lead Arranger and Syndication Agent, and GECC, as Administrative Agent and Collateral Agent, have entered into that Credit and Guaranty Agreement dated as of the date hereof providing for a revolving credit facility and term loan (as amended, restated, supplemented, modified or Refinanced from time to time, the "FIRST LIEN CREDIT AGREEMENT");

            WHEREAS, the Company, Holdings, certain Subsidiaries of Company, the lenders party thereto, and GSCP, as Administrative Agent, Collateral Agent and Syndication Agent, have entered into that Credit and Guaranty Agreement dated as of the date hereof providing for a term loan (as amended, restated, supplemented, modified or Refinanced from time to time, the "SECOND LIEN CREDIT AGREEMENT");

            WHEREAS, the obligations of the Company under the First Lien Credit Agreement and any Hedge Agreements with the First Lien Lenders (or any of their affiliates) will be secured by substantially all the assets of the Company, Holdings and certain Subsidiaries (such Subsidiaries and any future Subsidiaries of the Company providing a guaranty thereof, the "GUARANTOR SUBSIDIARIES"), respectively, pursuant to the terms of the First Lien Collateral Documents;

            WHEREAS, the obligations of the Company under the Second Lien Credit Agreement will be secured by substantially all the assets of the Company, Holdings and the Guarantor Subsidiaries, respectively, pursuant to the terms of the Second Lien Collateral Documents;

            WHEREAS, the First Lien Credit Documents and the Second Lien Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

            WHEREAS, in order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Company, or any other Grantor, the Second Lien Collateral Agent on

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behalf of the Second Lien Claimholders has agreed to the subordination, intercreditor and other provisions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      SECTION 1. DEFINITIONS.

      1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

            "AGREEMENT" means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "ASSET SALE" as defined in the First Lien Credit Agreement.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

            "BANKRUPTCY LAW" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

            "BUSINESS DAY" any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

            "COMPARABLE SECOND LIEN COLLATERAL DOCUMENT" means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, that Second Lien Credit Document which creates a Lien on the same Collateral, granted by the same Grantor.

            "DISCHARGE OF FIRST LIEN OBLIGATIONS" means, except to the extent otherwise provided in Section 5.6, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Credit Documents, (b) payment in full of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Collateral Agent) of all letters of credit issued under the First Lien Credit Documents and (d) termination of all other commitments of the First Lien Claimholders under the First Lien Credit Documents.

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            "FIRST LIEN CLAIMHOLDERS" means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders and the agents under the First Lien Credit Agreement.

            "FIRST LIEN COLLATERAL AGENT" has the meaning set forth in the Recitals hereto.

            "FIRST LIEN COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

            "FIRST LIEN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

            "FIRST LIEN CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

            "FIRST LIEN CREDIT DOCUMENTS" means the First Lien Credit Agreement and the Credit Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time; provided that any such modification does not increase the principal amount thereof beyond the aggregate principal amount of First Lien Obligations permitted under the Second Lien Credit Agreement on the date hereof (as such amount may be increased from time).

            "FIRST LIEN LENDERS" means the "Lenders" under and as defined in the First Lien Credit Agreement.

            "FIRST LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

            "FIRST LIEN OBLIGATIONS" means all Obligations outstanding under the First Lien Credit Agreement and the other First Lien Credit Documents, including, without limitation, Hedge Agreements entered into with any First Lien Lender (or any of their affiliates). To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "First Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified

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in the relevant First Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

            "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

            "GRANTORS" means the Company, Holdings and each of the Guarantor Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.

            "GUARANTOR SUBSIDIARIES" has the meaning set forth in the recitals hereto.

            "HEDGE AGREEMENTS" means all interest rate or currency swaps, caps or collar agreements or similar arrangements entered into by the Company, Holdings or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Hedge Agreements.

            "HOLDINGS" has the meaning set forth in the recitals hereto.

            "INDEBTEDNESS" means and includes all Obligations that constitute "Indebtedness" within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement.

            "INSOLVENCY OR LIQUIDATION PROCEEDING" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

            "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "OBLIGATIONS" means any and all obligations with respect to the payment of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including, without limitation,

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interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness, (c) any obligation to post cash collateral in respect of letters of credit or any other obligations or (d) any Hedging Obligations.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

            "PLEDGED COLLATERAL" has the meaning set forth in Section 5.5 hereof.

            "RECOVERY" has the meaning set forth in Section 6.5 hereof.

            "REFINANCE" means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

            "SECOND LIEN CLAIMHOLDERS" means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Lenders and the agents under the Second Lien Credit Agreement.

            "SECOND LIEN COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

            "SECOND LIEN COLLATERAL AGENT" has the meaning set forth in the preamble hereof.

            "SECOND LIEN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

            "SECOND LIEN CREDIT AGREEMENT" has the meaning set forth in the Recitals hereto.

            "SECOND LIEN CREDIT DOCUMENTS" means the Second Lien Credit Agreement and the Loan Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, as the same may be modified from time to time; provided that any such modification does not increase the principal amount thereof beyond the limit set forth in the First Lien Credit Agreement and is otherwise in accordance with the provisions of the First Lien Credit Agreement.

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            "SECOND LIEN LENDERS" means the "Lenders" under and as defined in the Second Lien Credit Agreement.

            "SECOND LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

            "SECOND LIEN OBLIGATIONS" means all Obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Credit Documents. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "Second Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

            "STANDSTILL PERIOD" has the meaning set forth in Section 3.1 hereof.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

            "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar

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import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 2. LIEN PRIORITIES.

      2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Credit Documents or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

      2.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

      2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that the Company shall not, and shall not permit any Guarantor Subsidiary to, (i) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted a Lien on such asset or property to secure the First Lien Obligations, and (ii) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted a Lien on such asset to secure the Second Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or

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the First Lien Claimholders, Second Lien Collateral Agent, on behalf of Second
Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this
Section 2.3 shall be subject to Section 4.2.

      2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.10, the parties hereto agree, subject to the other provisions of this Agreement:

            (a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Credit Documents and the Second Lien Credit Documents; and

            (b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the First Lien and the Second Lien nature of the Obligations thereunder.

      SECTION 3. ENFORCEMENT.

      3.1 Exercise of Remedies. (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:
(i) (x) the Second Lien Collateral Agent and the Second Lien Claimholders will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Second Lien Collateral Agent may exercise any or all such rights after the passage of a period of 180 days from the date of delivery of a notice in writing to the First Lien Collateral Agent of its intention to exercise its right to take such actions (the "STANDSTILL PERIOD"); provided, further, however, notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Collateral Agent or First Lien Claimholders shall have commenced the exercise of any of their rights or remedies with respect the Collateral and (y) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder, of any rights and remedies relating to the Collateral under the First Lien Credit Documents or otherwise, or (z) subject to its rights under clause (i)(x) above, object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Second Lien Claimholders attach to the

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proceeds thereof subject to the relative priorities described in Section 2 hereof and (ii) the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent may file a claim or statement of interest with respect to the Second Lien Obligations, (B) the Second Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral, (C) the Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement (D) the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, (E) the Second Lien Claimholders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral and (F) the Second Lien Collateral Agent or any Second Lien Claimholder may exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period in accordance with clause (i)(x) above. In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction. Notwithstanding anything to the contrary set forth above, in the event that items (a), (b) and (c) of the definition of "Discharge of First Lien Obligations" have been satisfied but First Lien Claimholders have outstanding commitments under the First Lien Credit Agreement that have not been terminated, then the provisions of this Section 3.1(a) shall not be applicable.

            (b) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that, it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of First Lien Obligations has occurred (other than pursuant to clause (d) of the definition thereof), except as expressly provided in the proviso in clause (ii) of Section 3.1(a) of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause
(ii) of Section 3.1(a) of this Agreement, the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is

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to hold a Lien on the Collateral pursuant to the Second Lien Collateral
Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Lien Obligations has occurred in accordance with the terms of the Second Lien Credit Documents and applicable law. Notwithstanding anything to the contrary set forth above, in the event that items (a), (b) and (c) of the definition of "Discharge of First Lien Obligations" have been satisfied but First Lien Claimholders have outstanding commitments under the First Lien Credit Agreement that have not been terminated, then the provisions of this Section 3.1(b) shall not be applicable

            (c) Subject to the proviso in clause (ii) of Section 3.1(a) of this Agreement, (i) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Credit Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders.

            (d) The Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Credit Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Credit Documents.

      3.2 Cooperation. Subject to its rights after the expiration of the Standstill Period and subject to the proviso in clause (ii) of Section 3.1(a) of this Agreement, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Credit Document or otherwise.

      SECTION 4. PAYMENTS.

      4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Credit Documents. Upon the Discharge of the First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to

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

the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents. Notwithstanding anything to the contrary set forth above, in the event that items (a), (b) and (c) of the definition of "Discharge of First Lien Obligations" have been satisfied but First Lien Claimholders have outstanding commitments under the First Lien Credit Agreement that have not been terminated, then the provision of this Section 4.1 shall not be applicable.

      4.2 Payments Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

      SECTION 5. OTHER AGREEMENTS.

      5.1      Releases.

            (a) If, in connection with:

                  (i) the exercise of any First Lien Collateral Agent's remedies in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral;

                  (ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing); or

                  (iii) any agreement (not contravening the First Lien Credit Documents) between the First Lien Collateral Agent and the Company or any other Grantor to release the First Lien Collateral Agent's Lien on any portion of the Collateral or to release any Grantor from its obligations under its guaranty of the First Lien Obligations; provided that no such release shall be made pursuant to this clause (iii) by First Lien Collateral Agent of Collateral valued in excess of an aggregate $5,000,000 per annum without the consent of the Second Lien Collateral Agent which the Second Lien Collateral Agent agrees, for itself and (after due consideration of the interests of Second Lien Claimholders only) on behalf of the Second Lien Claimholders shall not be unreasonably withheld or delayed, the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, in each case other than (i) in connection with the Discharge of First Lien Obligations and (ii) after the occurrence and during the continuance of any Event of Default under the Second Lien Credit Agreement, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released and the Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

            (b) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent's own name, from time to time in the First Lien Collateral Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

            (c) In the event that First Lien Obligations at any date of determination no longer constitute at least 15% of the total outstanding First Lien Obligations plus the Second Lien Obligations of the Grantors, then any agreement provided for in Section 5.1(a)(iii) above (except for releases given in connection with an Assets Sale) shall require the consent of First Lien Claimholders and Second Lien Claimholders representing in the aggregate more than 50% of the sum of the First Lien Obligations plus the Second Lien Obligations.

            (d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any, new first priority liens or additional guarantys from Grantors, then the Second Lien Claimholders shall be granted a second priority lien on any such Collateral and an additional guaranty, as the case may be.

      5.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Credit Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and Hedge Agreements) and thereafter, to the extent no First Lien Obligations are outstanding, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.

      5.3 Amendments to Second Lien Collateral Documents.

            (a) Without the prior written consent of the First Lien Collateral Agent, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Collateral Document, would contravene the provisions of this Agreement. The Company agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

            "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among American Reprographics Company, L.L.C., General Electric Capital Corporation, as First Lien Collateral Agent, Goldman Sachs Credit Partners L.P., as Second Lien Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

In addition, the Company agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral.

            (b) In the event any First Lien Collateral Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, such First Lien Claimholders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Second Lien Credit Agreement and the Comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent, the Company or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement and provided that there is a corresponding release of the Lien securing the First Lien Obligations, (ii) imposing duties on the Second Lien Collateral Agent without its consent, (iii) permitting other liens on the Collateral not permitted under the terms of the Second Lien Credit Documents or Section 6 hereof or (iv) increasing the aggregate amount of the First Lien Obligations in excess of the amount permitted by Section 6.1(n) of the Second Lien Credit Agreement and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

      5.4 Rights As Unsecured Creditors. Except as otherwise set forth in
Section 2.1 of this Agreement, the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any Guarantor Subsidiary that has guaranteed the Second Lien Obligation in accordance with the terms of the Second Lien Credit Documents and applicable law. Except as otherwise set forth in Section 2.1 of this Agreement, nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

      5.5 Bailee for Perfection.

            (a) The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being the "PLEDGED COLLATERAL") as bailee for the First Lien Claimholders and the Second Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Credit Documents and the Second Lien Credit Documents, subject to the terms and conditions of this Section 5.5.

            (b) Subject to the terms of this Agreement, until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Credit Documents as if the Liens of the Second Lien Collateral Agent under the Second Lien Collateral Documents did not exist. The rights of the Second Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First Lien Collateral Agent's rights under the First Lien Credit Documents.

            (c) The First Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders and the Second Lien Collateral Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.

            (d) The First Lien Collateral Agent acting pursuant to this Section
5.5 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder.

            (e) Upon the Discharge of the First Lien Obligations under the First Lien Credit Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding, and second, to the Company to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The First Lien Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

      5.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First Lien Obligations has occurred the Company immediately thereafter enters into any refinancing or replacement of any First Lien Credit Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such refinancing/replacement First Lien Credit Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Credit Documents shall be a First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Lien Credit Document (which notice shall include the identity of the new collateral agent, such agent, the "NEW AGENT"), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). If the new First Lien Obligations under the new First Lien Credit Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents.

      5.7 Purchase Right. Without prejudice to the enforcement of the First Lien Claimholders remedies, the First Lien Claimholders agree at any time following an acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, the First Lien Claimholders will offer the Second Lien Claimholders the option to purchase the aggregate amount of outstanding First Lien Obligations at par, without warranty or representation or recourse, on a pro rata basis across First Lien Claimholders. The Second Lien Claimholders shall accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Second Lien Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent. If the Second Lien Claimholders reject such offer, the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 and may take any further actions in its sole discretion in accordance with the First Lien Credit Documents and this Agreement.

      SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

      6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of cash collateral on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other entity under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (each, a "DIP FINANCING"), then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto). The Second Lien Claimholders Agent on behalf of the Second Lien Claimholders, agrees that it will raise no objection or oppose a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First Lien Claimholders have consented to such sale or disposition of such assets.

      6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent.

      6.3 Adequate Protection. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other person contesting) (a) any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection or (b) any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection. Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which

Lien will be subordinated to the Liens securing the First Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, and (ii) in the event the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

      6.4 No Waiver. Subject to the proviso in clause (ii) of Section 3.1(a) of this Agreement, nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Credit Documents or otherwise.

      6.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a "RECOVERY"), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and' effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

      6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

      6.7 Post-Petition Interest.

            (a) Neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Lien Claimholder's Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

            (b) Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Collateral).

      6.8 Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

      SECTION 7. RELIANCE; WAIVERS; ETC.

      7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Documents or this Agreement.

      7.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the

First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Guarantor Subsidiary (including the First Lien Credit Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

      7.3 No Waiver of Lien Priorities.

            (a) No right of the First Lien Claimholders, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with;

            (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Credit Documents and subject to the provisions of Section 5.3(b)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Credit Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

                  (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the

First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Credit Documents;

                  (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

                  (iii) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

                  (iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

            (c) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to:
(i) the First Lien Credit Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise; and

            (d) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

      7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any First Lien Credit Documents or any Second Lien Credit Documents;

            (b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Credit Document or any Second Lien Credit Document;

            (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

            (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

            (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations, or of the Second Lien Collateral Agent or any Second Lien Claimholder in respect of this Agreement.

      SECTION 8. MISCELLANEOUS.

      8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Credit Documents or the Second Lien Credit Documents, the provisions of this Agreement shall govern and control.

      8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Credit Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Collateral

Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5.

      8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors' ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as the Company may designate).

      8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Collateral Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

      8.5 Subrogation. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

      8.6 Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Credit Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

      8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL

            JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.9; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

            (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WAR-RANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      8.8 Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other First Lien Credit Document or Second Lien Credit Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

      8.9 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

      8.10 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, and the Company, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

      8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      8.12 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and their respective successors and assigns.

      8.13 Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be.

      8.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      8.15 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

      8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

      8.17 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. No other Person shall have or be entitled to assert rights or benefits hereunder.

      8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

                                  FIRST LIEN COLLATERAL AGENT

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  as First Lien Collateral Agent,

                                  By: /s/ WOODROW BROADERS, JR.
                                      -----------------------------------------
                                  Name: Woodrow Broaders, Jr.
                                  Title: As Its Duly Authorized Signatory

                                  SECOND LIEN COLLATERAL AGENT

                                  GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                  as Second Lien Collateral Agent,

                                  By: /s/ W.W. Archer
                                      -----------------------------------------
                                  Name: William Archer
                                  Title: Authorized Signatory

                                  THE COMPANY

                                  AMERICAN REPROGRAPHICS COMPANY, L.L.C.,

                                  By: /s/ M. W. LEGG
                                      -----------------------------------------
                                  Name: _______________________________________
                                  Title: ______________________________________